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                                POWER OF ATTORNEY
                                       of
                                  ROBERT KAMM

     KNOW ALL MEN BY THESE PRESENTS that the individual whose signature appears below hereby constitutes and appoints Saundra Zimmer his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to a Registration Statement on Form S-4 of Biometric Security Corp., Commission File No. 333-78007 (the "Registration Statement"), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he or she may deem necessary or advisable to be done in connection with the Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for him or her, may lawfully do or cause to be done by virtue hereof.


     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 25th day of June, 1999.

                                   /s/ Robert Kamm
                                   --------------------------------------
                                   Robert Kamm